UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 3, 2013, the Board approved an amendment to Section 13(c) of the Company’s Amended and Restated Bylaws, effective as of that date. Section 13 of the Bylaws generally governs the written representation required to be made by a nominee for election or reelection as a director of CST. The amendment supplements Section 13(c) of the Bylaws by requiring that such representation include an agreement to the effect that, subject to certain exceptions, such nominee has not received and will not receive any compensation, reimbursement or indemnification from any person or entity other than CST in connection with the nominee’s candidacy for or service as a director of CST.
The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the bylaw amendment included in the composite Bylaws attached to this Current Report as Exhibit 3.1.
Item 7.01 Regulation FD Disclosure.
On December 3, 2013, CST issued a press release announcing that the Board has declared a quarterly cash dividend of $0.0625 per share of common stock, payable on January 15, 2014, to shareholders of record at the close of business on December 31, 2013. A copy of the press release is furnished herewith as Exhibit 99.1.
Furnished herewith as Exhibit 99.2 are updated slides that senior management of CST Brands, Inc., a Delaware corporation (the “Company”), will be utilizing in presentations to analysts and investors. The slides are available on the Company’s website at www.cstbrands.com.
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.
Safe Harbor Statement
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit Description
3.1	Amended to Amended and Restated Bylaws
99.1	Press Release dated December 3, 2013.
99.2	Investor Presentation Slides of CST Brands, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Cynthia P. Hill
By:	Cynthia P. Hill
Title:	General Counsel and Corporate Secretary

Dated: December 3, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended to Amended and Restated Bylaws
99.1	Press Release dated December 3, 2013.
99.2	Investor Presentation Slides of CST Brands, Inc.